                                               Registration No. 333-____________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                        PERSONNEL GROUP OF AMERICA, INC.
             (Exact name of registrant, as specified in its charter)

            Delaware                                        56-1930691
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                       5605 Carnegie Boulevard, Suite 500
                         Charlotte, North Carolina 28209
                    (Address of principal executive offices)

                                ----------------

                        PERSONNEL GROUP OF AMERICA, INC.
                 2001 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                ----------------

                              KEN R. BRAMLETT, JR.
                    Senior Vice President and General Counsel
                        Personnel Group of America, Inc.
                       5605 Carnegie Boulevard, Suite 500
                         Charlotte, North Carolina 28209
 (Name, address and telephone number, including area code, of agent for service)
                                 (704) 442-5100

                                ----------------

                         CALCULATION OF REGISTRATION FEE


=========================================================================================================================
                                                               Proposed maximum     Proposed maximum
                                              Amount to be    offering price per   aggregate offering        Amount of
   Title of securities to be registered        registered            unit                 price          registration fee
-------------------------------------------------------------------------------------------------------------------------
    Common stock, $0.01 par value             2,000,000(1)         $1.24(2)         $2,480,000.00 (2)        $620.00
 (including options to purchase stock
  under the foregoing stock purchase
 plan and associated preferred stock
         purchase rights (3))
=========================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also relates to an indeterminate number of additional shares of common stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or other similar transaction.
(2) In accordance with Rule 457(h)(1) of Regulation C, the price for the shares is computed on the basis of the average high and low prices for shares of common stock of Personnel Group of America, Inc. on July 25, 2001 as reported on the New York Stock Exchange.
(3) Each share of Common Stock issued by the Company has one associated attached preferred stock purchase right under the Rights Agreement, dated as of February 6, 1996, between the Company and First Union National Bank, as successor Rights Agent.



                        Personnel Group of America, Inc., Form S-8, Page 1 of 10

           PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.


           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Personnel Group of America, Inc. (the "Company") are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2001;

         (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) or Securities Exchange Act of 1934 (the "Exchange Act") since the end of its latest fiscal year; and

         (d) The description of the common stock, par value $1.00 per share ("Common Stock") of the Company contained in its Form 8-A filed with the Commission on September 19, 1995, and any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened


                        Personnel Group of America, Inc., Form S-8, Page 2 of 10 to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards to those set forth above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) thereof or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145. In addition, Section 145(e) provides that expenses (including attorneys' fees) incurred by an officer or director in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by Section 145. Moreover, Section 145(j) provides that the indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of its directors for monetary damages for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock purchase or redemption which was illegal, or obtaining an improper personal benefit and no such provision may limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

         The Company's restated certificate of incorporation provides that to the fullest extent permitted by the General Corporation Law of Delaware, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, and that any repeal or modification of such provision shall have only prospective effect and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.


                        Personnel Group of America, Inc., Form S-8, Page 3 of 10

         The Company's bylaws provide that the Company will indemnify, to the fullest extent permitted by law, its directors and officers, and may indemnify, at the discretion of the Board of Directors, employees and agents, against losses incurred by any such person by reason of the fact that such person was acting in such capacity. The Company maintains insurance for the benefit of its directors and officers insuring against all liabilities that may be incurred by such director or officer in or arising out of his capacity as a director, officer, employee and/or agent of the Registrant. The Company has also entered into individual indemnification agreements with its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS.

         See the Exhibit Index on page 8.

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                  (iii) to include any material information with respect to this plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each



                        Personnel Group of America, Inc., Form S-8, Page 4 of 10 filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                        Personnel Group of America, Inc., Form S-8, Page 5 of 10

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 30th day of July, 2001.

                                       PERSONNEL GROUP OF AMERICA, INC.


                                       By: /s/ Larry L. Enterline
                                           -------------------------------------
                                           Larry L. Enterline
                                           Chief Executive Officer

                                   SIGNATURES

         Each undersigned director and officer of Personnel Group of America, Inc. hereby constitutes and appoints James C. Hunt and Ken R. Bramlett, Jr., and each of them, with full power to act without the other and with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign on his behalf any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and any related registration statement (and any amendments thereto) filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms that all such attorneys-in-fact or agents, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                    Title                                                    Date
---------                                    -----                                                    ----



/s/ Larry L. Enterline                       Chief Executive Officer and Director                     July 30, 2001
---------------------------------------
Larry L. Enterline



/s/ James C. Hunt                            President, Chief Financial Officer and Director          July 30, 2001
---------------------------------------      (Principal Financial and Accounting Officer)
James C. Hunt


                                             Director
---------------------------------------
Kevin P. Egan



                                             Director
---------------------------------------
J. Roger King



/s/ James V. Napier                          Director                                                 July 30, 2001
---------------------------------------
James V. Napier



                                             Director
---------------------------------------
William J. Simione, Jr.



/s/ Janice L. Scites                         Director                                                 July 30, 2001
---------------------------------------
Janice L. Scites




                        Personnel Group of America, Inc., Form S-8, Page 6 of 10

                                  EXHIBIT INDEX

Exhibit Number     Description
--------------     -----------

    4.1 Personnel Group of America, Inc. 2001 Non-Qualified Employee Stock Purchase Plan

    4.2 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Form S-3 of the Company filed July 23, 1997)

    4.3            Bylaws of the Company (incorporated by reference to Exhibit
                   3.2 to Registration Statement No. 33-95228 of the Company)

     5 Opinion of Robinson, Bradshaw & Hinson, P.A. with respect to the validity of the shares of Common Stock being offered

    23.1           Consent of Robinson, Bradshaw & Hinson, P.A. (contained in
                   Exhibit 5)

    23.2           Consent of PricewaterhouseCoopers LLP





                        Personnel Group of America, Inc., Form S-8, Page 7 of 10